SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2008

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street, Worcester, Massachusetts, 01605
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amortizing Convertible Debenture and Warrant Financing.

On March 31, 2008, Advanced Cell Technology, Inc. (the “Company”), closed on the issuance of $3,823,145 of its amortizing senior secured convertible debentures and associated warrants (“2008 Financing”).  In connection with the closing of the 2008 Financing, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of March 31, 2008, with the purchasers of the debentures and warrants (the “Purchasers”). The Purchasers purchased from the Company senior secured convertible debentures and warrants to purchase shares of the Company’s common stock.

The amortizing senior secured convertible debentures issued at the closing of the 2008 Financing will be due and payable one (1) year from the closing, and will not bear interest. The debentures begin amortizing on October 1, 2008.  The aggregate purchase price for the debentures purchased at the 2008 Financing, including in-kind payments and refinancing of bridge debt incurred in anticipation of the financing, was $3,046,331 which is a 20.3187% discount to the full principal amount of the debenture. The cash purchase price excluding refinancing of bridge debt and in-kind payments was $2,355,331.  At any time from the closing date until the maturity date of the debentures, the Purchasers have the right to convert the debentures, in whole or in part, into common stock of the Company at the then effective conversion price. The debentures are initially convertible into 25,487,636 shares of common stock at a price of $0.15 per share. The conversion price shall be subject to adjustment under circumstances set forth in the debentures. The investors also received warrants to purchase 25,487,636 additional shares of common stock at a price of $0.165 per share exercisable for five (5) years.

The Company’s obligations to Purchasers in the 2008 Financing are secured by a senior security interest and lien granted upon all Company assets pursuant to the terms of a Security Agreement entered into in connection with the closing.  The security interest granted under the Security Agreement and the Company’s obligations relating thereto are pari passu with the Company’s obligations to the holders of debentures in the Company’s existing 2005, 2006 and 2007 debenture financings.

By executing the Purchase Agreement in connection with the 2008 Financing, the Company and the Purchasers (including certain Purchasers who also participated in the 2005, 2006, and/or 2007 debenture financings, referred to as the “Prior Purchasers”) amended the terms of certain transaction documents executed in connection with the 2005, 2006, and 2007 debenture financings in the following manner:

•  The Conversion Price set forth in each outstanding 2005 debenture, 2006 debenture, and 2007 debenture held by Prior Purchasers who participated in the 2008 Financing was reset to $0.15;

•  The Exercise Price set forth in each outstanding 2005 warrant, 2006 warrant, and 2007 warrant held by Prior Purchasers who participated in the 2008 Financing was reset to $0.165; and

•  Such other amendments were necessary in order to permit the consummation of the 2008 Financing.

The Securities Purchase Agreement, debentures and warrants contain covenants that are the same in all material respects as the covenants currently in place with respect to the Company’s 2005, 2006 and 2007 debenture financings.  These covenants will limit the ability of the Company to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; and repay or repurchase more than a de minimis number of shares of common stock other than as permitted in the debentures and other documents executed with the Purchasers. The debentures include customary default provisions and an event of default includes, among other things, a change of control of the Company, the sale of all or substantially all of the Company’s assets, the failure of the Company to timely deliver certificates to holders upon conversion and a default by the Company in any obligations under any indebtedness of at least $150,000 which results in such indebtedness being accelerated. Upon the occurrence of an event of default, each debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default shall be equal to the greater of 120% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

                In connection with this transaction, each Purchaser has contractually agreed to restrict its ability to convert the debentures, exercise the warrants and additional investment rights and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise.

                The Company has implemented and continues to implement an aggressive cost reduction program.  Management expects its operating cash burn on a monthly basis following the closing to be approximately $750,000. Cash burn is a non-GAAP financial measure which the Company defines as net cash used in operating activities.

                T.R. Winston & Company, LLC served as the placement agent for the securities sold in this transaction.

                The representations and warranties set forth in the Securities Purchase Agreement and Security Agreement are the result of negotiations between the parties to such agreement and are solely for the benefit of such parties. These representations and warranties speak only as of the date of the agreement, are prepared in the context of the transaction contemplated by the agreement, and are intended in part to allocate risk between the parties. Therefore, such representations and warranties are not necessarily true, complete and accurate statements of fact about the matters addressed therein. As a result, we caution investors that they should read such representations and warranties in light of this context.

                Statements in this report regarding future financial and operating results, future growth in research and development programs, potential applications of the Company’s technology, opportunities for the Company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of the Company’s intellectual property, and economic conditions generally.  Additional information on potential factors that could affect the Company’s results and other risks and uncertainties are detailed from time to time in the Company’s periodic reports, including the report on Form 10-QSB for the quarter ended September 30, 2007.

                Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

                As of March 31, 2008, the Company has 99,990,612 shares of common stock issued and outstanding.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chairman and Chief
Executive Officer
Dated: April 1, 2008